AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                  This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement") is entered into as of November 19, 1996, by and among FINOVA Capital Corporation, a Delaware corporation, formerly known as Greyhound Financial Corporation, a Delaware corporation ("Lender"), and Sea Gardens Beach and Tennis Resort, Inc., a Florida corporation ("Sea Gardens"), Vacation Break Resorts, Inc., a Florida corporation ("Vacation Break"), Vacation Break Resorts at Cocoa Beach, Inc., a Florida corporation ("VB-Cocoa Beach"), and Palm Vacation Group, a Florida general partnership (individually, "Palm Vacation", and jointly and severally with Sea Gardens, Vacation Break, and VB-Cocoa Beach, "Borrower").

I.       DEFINITIONS

         As used in this Agreement and the other Documents (as defined below) unless otherwise expressly indicated in this Agreement or the other Documents, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined).

         1.1 "Advance": an advance of the proceeds of the Loan by Lender on behalf of Borrower in accordance with the terms and provisions of this Agreement.

         1.2      "Agents": the Servicing Agent and the Lockbox Agent.

         1.3 "Aggregate Funding Limitation": Fifty Million Dollars ($50,000,000.00).

         1.4 "Applicable Usury Law": the usury law chosen by the parties pursuant to the terms of paragraph 8.10 or such other usury law which is applicable if such usury law is not.

         1.5 "Articles of Organization": the charter, articles, agreements and other written documents evidencing the formation, organization and continuing existence of an entity.

         1.6 "Assignment": a written assignment of specific Instruments and/or Purchaser Mortgages and their proceeds, delivered by Borrower to Lender in the form of EXHIBIT A.

         1.7 "Borrowing Base": with respect to an Eligible Instrument, an amount equal to the lesser of:

                  (a) eighty-five percent (851) of the unpaid principal balance of such Eligible Instrument; or

                  (b) ninety percent (90%) of the present value of the unmatured installments of principal and interest under such Eligible Instrument, discounted at the higher of
                         (i) the applicable interest rate under the terms of the Note or (ii) the Discount Rate.

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         1.8      "Borrowing Term": the period commencing on the date of
                  this Agreement and ending on the close of Lender's normal business hours on the second anniversary of the date of this Agreement.

         1.9 "Business Day": any day other than a Saturday, Sunday or a day on which banks in Phoenix, Arizona are required to close.

         1.10 "Cocoa Beach Loan": any acquisition and renovation loan Lender may make to VB-Cocoa Beach for the acquisition and renovation of property in Cocoa Beach, Florida.

         1.11 "Collateral": the Receivables Collateral, Insurance Policies, and any and all other assets now or hereafter serving as security for the Performance of the Obligations, and all products and proceeds thereof.

         1.12 "Construction Loan": $13,000,000 construction loan made by SunTrust Bank to Sea Gardens for purposes of providing financing for the construction of Ocean Palms, and in which Lender holds a 40% ($5,200,000) participation interest.

         1.13 "Construction Loan Documents": all documents and instruments evidencing and/or securing the Construction Loan.

         1.14     "Default Rate": as defined in the Note.

         1.15     "Discount Rate": twelve and one-half percent (12.5%).

         1.16 "Documents": the Note, the Guaranty, the Subordination Agreement, the Assignment, the Lockbox Agreement, the Servicing Agreement, the Services and Fees Agreement, the Environmental Certificate, this Agreement and all other documents executed in connection with the Loan, together with any and all renewals, amendments, restatements or replacements of such documents.

         1.17 "Eligible Instrument": an Instrument which conforms to the standards set forth in EXHIBIT B. An Instrument that has qualified as an Eligible Instrument shall cease to be an Eligible Instrument upon the date of the first occurrence of any of the following: (a) any installment due with respect to that Instrument becomes more than 59 days past due or (b) that Instrument otherwise fails to continue to conform to the standards set forth in EXHIBIT B.

         1.18 "Environmental Certificate": an environmental certificate executed by Borrower and such other persons or parties as required by Lender in the form of EXHIBIT C.

         1.19     "Event of Default": the meaning set forth in paragraph
                  7.1.

         1.20 "The Fairways": a time-share resort included in the Project as described in EXHIBIT F hereto.

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


         1.21 "Guaranty": a primary, joint and several guaranty made by a Guarantor or Guarantors of the Obligations.

         1.22 "Guarantor": each person or entity now or hereafter guaranteeing the Obligations, jointly and severally, including, without limitation, Atlantic Marketing Realty, Inc., and Vacation Break U.S.A., Inc.

         1.23 "Incipient Default": an event which after notice and/or lapse of time would constitute an Event of Default.

         1.24 "Instrument": a promissory note which has arisen out of the sale of a Time-Share Interest by Borrower to a Purchaser and is secured by a Purchaser Mortgage.

         1.25 "Insurance Policies": such insurance policies required by, and written by insurers, and in amounts and form satisfactory to, Lender.

         1.26 "Loan": the loan made pursuant to this Agreement and the other Documents.

         1.27 "Loan Fee": a renewal fee for the Loan in the amount of $100,000 payable by Borrower to Lender in accordance with paragraph 6.14(a).

         1.28 "Lockbox Agent ": Bank One of Arizona, N.A., or its successor as lockbox agent under the Lockbox Agreement.

         1.29 "Lockbox Agreement": an agreement in form and substance satisfactory to Lender in its sole and absolute discretion to be made between Lender, Borrower and Lockbox Agent, which provides for the Lockbox Agent to collect through a lockbox payments made on Instruments constituting part of the Receivables Collateral and to remit them to Lender.

         1.30 "Maturity Date": the date (or if not a Business Day, the first Business Day thereafter) eighty-four (84) months after the date of the last Advance.

         1.31 "Maximum Loan Amount": Forty Million United States Dollars ($40,000,000.00).

         1.32 "Minimum Utilization Date": the first date upon which the outstanding principal balance of the Loan reaches or exceeds $20,000,000.

         1.33 "New Projects ": the time-share resorts or portions of such resorts identified as New Projects in EXHIBIT F.

         1.34 "Note": the "Amended and Restated Promissory Note" issued by Borrower in the form of EXHIBIT D to evidence the Loan.

         1.35 "Obligations": all obligations, agreements, duties, covenants and conditions that Borrower is now or hereafter required to Perform under the Documents.

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


         1.36 "Ocean Palms": a time-share resort included in the Project as described in Exhibit F hereto.

         1.37 "Opening Prepayment Date": the date (or if not a Business Day, the first Business Day thereafter) two (2) years after the date of the last Advance.

         1.38 "Performance" or "'Perform": full, timely and faithful performance.

         1.39 "Permitted Encumbrances": the rights, restrictions, reservations, encumbrances, easements and liens of record with respect to each Project which Lender has agreed to accept as set forth in Exhibit E.

         1.40 "Prepayment Premium": an amount equal to (a) six percent (6%) of the outstanding principal balance of the Loan in the event of a prepayment of the Loan occurring prior to the Opening Prepayment Date or (b) a percent, determined in accordance with paragraph 5.3, of the outstanding principal balance of the Loan in the event of a prepayment of the Loan occurring subsequent to the Opening Prepayment Date.

         1.41 "Presales Funding Limitation": Forty Million Dollars ($40,000,000.00).

         1.42 "Presales Loan": a working capital loan to be made by Lender to Sea Gardens in a principal amount up to $8,000,000 pursuant to a Loan and Security Agreement (Working Capital), for purposes of providing working capital financing for the start-up of Ocean Palms.

         1.43 "Presales Loan Documents": all documents and instruments which evidence and/or secure the Presales Loan.

         1.44 "Project": individually or collectively (as the context requires) the time-share resorts or portions of such resorts described in EXHIBIT F and such other time-share resorts or parts thereof as Lender may in its discretion from time to time hereafter approve in writing.

         1.45 "Purchaser": a purchaser of a Time-Share Interest from Borrower.

         1.46 "Purchaser Mortgage": the purchase money mortgage given to secure an Instrument.

         1.47 "Receivables Collateral ": (a) the Instruments which are now or hereafter assigned, endorsed or delivered to Lender pursuant to this Agreement or against which an Advance has been made; (b) all rights under all documents evidencing, securing or otherwise pertaining to such Instruments, including, without limitation, Purchaser Mortgages and purchase agreements; (c) all insurance policies and related rights pertaining to the foregoing; (d) all rights under any escrow agreements and accounts pertaining to the foregoing;
                  (e) all files, books and

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

                  records of Borrower pertaining to the foregoing; and (f) the proceeds from the foregoing.

         1.48 "Resolutions": the corporate resolution of a corporation certified as true and correct by an authorized officer of such corporation or a partnership certificate signed by all of the general partners of such partnership.

         1.49 "Security Interest ": a perfected, direct and exclusive first priority security interest in and charge upon the property intended to be covered by it.

         1.50     "Servicing Agent": FINOVA Portfolio Services, Inc., an
                  Arizona corporation, or its successor as Servicing Agent under the Servicing Agreement.

         1.51 "Servicing Agreement ": an agreement in form and substance satisfactory to Lender in its sole and absolute discretion, to be made among Lender, Borrower and Servicing Agent, which provides for Servicing Agent to perform for the benefit of Lender accounting, reporting and other servicing functions with respect to the Instruments constituting part of the Receivables Collateral.

         1.52 "Subordination Agreement(s)": the subordination agreement(s) made and delivered to Lender pursuant to paragraph 6.11.

         1.53 "Term": the duration of this Agreement, commencing on the date as of which this Agreement is entered into and ending when all of the Obligations shall have been Performed.

         1.54 "Time-Share Interest": the estate described in EXHIBIT F in a Project.

         1.55 "Title Policy (Purchaser Mortgage)": a policy of title insurance in an amount not less than Borrowing Base of an Instrument secured by a Purchase Mortgage, insuring Lender's interest in such Purchaser Mortgage as a valid first priority lien subject only to the Permitted Encumbrances, issued by a title company and in form and substance acceptable to Lender.

         1.56     "Unit": a dwelling unit in a Project.

II.      LOAN COMMITMENT; USE OF PROCEEDS

         2.1 Lender hereby agrees, if Borrower has Performed all of the Obligations then due, to make Advances to Borrower in amounts equal to (a) the then Borrowing Base of the Eligible Instruments comprising Receivables Collateral less (b) the then unpaid principal balance of the Loan; PROVIDED, at no time shall the unpaid principal balance of the Loan exceed the Maximum Loan Amount, at no time shall the unpaid principal balance of the Loan plus the unpaid principal balance of the Presales Loan exceed the Presales Funding Limitation, and at no time shall the sum of (i) the unpaid principal balance of the Loan, (ii) the unpaid principal

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

                  balance of the Presales Loan, (iii) the Lender's $5,200,000 maximum commitment with respect to the Construction Loan (whether or not funded, but with credit given to any repayment), and (iv) the unpaid balance of the Cocoa Beach Loan; exceed the Aggregate Funding Limitation. Lender shall have no obligation to make any Advance after the Borrowing Term has expired.

         2.2 The Loan is a revolving line of credit; however, all of the Advances shall be viewed as a single loan. Borrower shall not be entitled to obtain Advances after the expiration of the Borrowing Term unless Lender, in its sole and absolute discretion, agrees in writing with Borrower to make Advances thereafter on terms and conditions satisfactory to Lender. This Agreement and Borrower's liability for Performance of the Obligations shall continue, however, until the end of the Term.

         2.3 Borrower will use the proceeds of the Loan only for Borrower's business purposes, which shall consist of use for working capital.

         2.4 Borrower shall pay to Lender at the time of each Availability Advance against an Eligible Instrument a fee equal to 1.0% of the amount of such Availability Advance. The term "Availability Advance" means each Advance of the Loan made against an Eligible Instrument after the first Advance made against such Instrument; provided that in the case of an Eligible Instrument substituted for an ineligible Instrument pursuant to paragraph 3.2, an Availability Advance shall be deemed made at the time of the first Advance made against such substituted Instrument.

         2.5 Borrower agrees that in the event there are amounts then due and owing on the maturity date of the Presales Loan [which if the Presales Loan is made, shall be the earlier of sixty
                  (60) days after Completion (as defined in Section 721.05 of the Florida Statutes) or eighteen (18) months after the date of the loan agreement evidencing the Presales Loan], then on and after such maturity date of the Presales Loan, the proceeds of all Advances hereunder shall be applied by Lender to repayment of the Presales Loan prior to payment of -any such Advance to Borrower. Notwithstanding the foregoing, all Advances on Eligible Instruments from Ocean Palms shall be applied by Lender to repayment of the Presales Loan prior to payment of any such Advance to Borrower.

III.     SECURITY

         3.1 To secure the Performance of all of the Obligations hereunder (collectively, the "Secured Obligations"), Borrower hereby grants to Lender a Security Interest in and assigns to Lender the Receivables Collateral. Such Security Interest shall be absolute, continuing and applicable to all existing and future Advances and to all of the Secured Obligations. All of the Receivables Collateral shall secure repayment of the Loan and the Performance of the Secured Obligations. Borrower will unconditionally deliver to Lender, with full recourse, all Instruments which

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

                  are part of the Receivables Collateral. Lender is hereby appointed Borrower's attorney-in-fact to take any and all actions in Borrower's name and/or on Borrower's behalf deemed necessary or appropriate by Lender with respect to the collection and remittance of payments (including the endorsement of payment items) received on account of the Receivables Collateral.

         3.2 If at any time the aggregate principal amount of the Loan outstanding exceeds the Borrowing Base for all Eligible Instruments then assigned to Lender, then within five (5) Business Days thereafter, Borrower will either (i) pay to Lender an amount equal to that necessary to restore the Borrowing Base limitation, or (ii) provide Lender with an Eligible Instrument or Eligible Instruments having a Borrowing Base sufficient to restore the Borrowing Base to the required level. Simultaneously with such payment or the delivery of the replacement Instrument to Lender, Borrower will deliver to Lender all of the items (except for a "Request for Advance and Certification") required to be delivered by Borrower to Lender pursuant to paragraph 4.1, together with a "Borrower's Certificate" in form and substance identical to EXHIBIT G. If no Event of Default or Incipient Default has occurred and is continuing, then upon the substitution of an Eligible Instrument for an ineligible Instrument, Lender will reassign to Borrower, without recourse or warranty of any kind, the ineligible Instrument. Borrower will prepare the reassignment instrument, which shall be in form and substance identical to EXHIBIT G-1, and shall deliver it to Lender for execution.

         3.3 Borrower will deliver or cause to be delivered to Lender and will maintain or cause to be maintained throughout the Term in full force and effect the Guaranties, the Subordination Agreement(s), and all other security agreements required pursuant to the Documents.

IV.      ADVANCES

         4.1 Lender's obligation to make the initial Advance and subsequent Advances shall be subject to and conditioned upon the terms and conditions set forth in the following subparagraphs and elsewhere in this Agreement being satisfied and remaining satisfied during the Term.

                  (a) Borrower shall have delivered to Lender the following Documents, duly executed, delivered and in form and substance satisfactory to Lender:

                           (i)    the Note;

                           (ii)   the Guaranty;

                           (iii)  the Subordination Agreement(s);

                           (iv)   the Environmental Certificate;


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


                           (v) UCC financing statements for filing and/or recording, as appropriate, where necessary to perfect the Security Interest in the Collateral subject to the UCC;

                           (vi)   a favorable opinion from independent
                                  counsel for Borrower in form and substance substantially identical to EXHIBIT H;

                           (vii)  a favorable opinion from independent
                                  counsel for Guarantor in form and substance substantially identical to EXHIBIT I;

                           (viii) Amendment No. 2 to Lockbox Agreement;

                           (ix) Amendment No. 2 to Servicing Agreement and Amendment No. 2 to Services and Fees Agreement;

                           (x)    non-disturbance agreements or other
                                  evidence satisfactory to Lender that each Purchaser has a right to use its Time-Share Interest and related amenities so long as the Purchaser has performed its obligations under the Purchaser Mortgage and the Project governing documents; and

                           (xi)   this Agreement.

                  (b) Borrower shall have delivered to Lender (or to any agent of Lender pursuant to Lender's written direction) at least ten (10) Business Days prior to the date of the Advance, or in the case of the items called for in item (x) at least five (5) Business Days prior to the date of the Advance, all of which shall be properly completed and executed and shall otherwise be satisfactory tin form and substance to
                           Lender:

                           (i) the Articles of Organization of Borrower, Guarantors, any other surety for the Obligations and their respective partners, if any, to the extent any such entity is not a natural person;

                           (ii) the Resolutions of Borrower, Guarantors, any other surety for the Obligations and their respective partners, if any, to the extent any such entity is not a natural person;

                           (iii) an environmental assessment of the New Projects in form and substance satisfactory to Lender in its sole discretion and such other environmental information on the Projects as is required by Lender;

                           (iv)   unless waived in writing by Lender, a
                                  1988 ALTA/ACSM survey and condominium map of the Project prepared by a licensed land


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

                                  surveyor acceptable to Lender, showing the dimensions of each Unit and such other details as Lender may reasonably require;

                           (v)    a copy of the registrations/consents to
                                  sell, the final subdivision public
                                  reports/public offering statements and/or prospectuses and approvals thereof required to be issued by or used in the state where he Project is located and other jurisdictions where Time-Share Interests have been offered for sale or sold;

                           (vi)   if the Project has not been registered
                                  under the Interstate Land Sales Full
                                  Disclosure Act, and Lender requests such an opinion, a copy of an advisory opinion issued by the federal Office of Interstate Land Sales Registration that the Project does not fall within the purview of such act;

                           (vii)  a copy of the form of the purchase
                                  contract, deed, Instrument, Purchaser
                                  Mortgage, credit applications and disclosures, and other documents and exhibits which have been or are being used by Borrower in connection with the Project or the sale of Time-Share Interests, together with the Project governing documents, the Project management agreement, the Project exchange affiliation agreement(s) and advertising materials;

                           (viii) the Insurance Policies;

                           (ix) evidence that the Project is not located within a flood prone area or evidence of flood insurance acceptable to Lender;

                           (x)    the items described in EXHIBIT J;

                           (xi) current financial statements and budgets for the owner's association for each Project;

                           (xii)  such other items as Lender requests
                                  which are reasonably necessary to evaluate the request for the Advance and the satisfaction of the conditions precedent to the Advance.

                  (c) No material adverse change shall have occurred in the Project or in Borrower's or any Guarantor's business or financial condition since the date of the latest financial and operating statements given to Lender by or on behalf of Borrower or any Guarantor.

                  (d) There shall have been no change in the warranties and representations made in the Documents by Borrower, any Guarantor and/or any other surety for the Performance of any of the Obligations.

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

                  (e) Neither an Event of Default nor Incipient Default shall have occurred and be continuing.

                  (f)      The interest rate applicable to the Advance
                           (before giving effect to any savings clause) will not exceed the maximum rate permitted by the Applicable Usury Law.

                  (g) Borrower shall have paid to Lender the portion of the Loan Fee and all other fees required to be paid at the time of the Advance.

                  (h) Borrower shall not be entitled to any Advance unless on or before the date of closing of the Construction Loan, all Documents have been executed by the persons required to do so and delivered to Lender.

                           (i)      No Advance shall be made which would
                                    cause the combined outstanding balance of the Loan, the Presales Loan and the Cocoa Beach Loan plus the Lender's maximum $5,200,000 commitment under the Construction Loan (whether or not funded, but with credit for any repayments) to exceed the Aggregate Funding Limitation.

         4.2 Advances shall be requested in writing by Borrower and shall not be made more frequently than (together with advances of the Presales Loan) three times per month or in amounts less than $100,000. In addition to all other fees required to be paid pursuant to this Agreement, Borrower shall pay to Lender at the time of the third Advance in a month a fee equal to the greater of (a) 0.25% of such Advance or (b) $500.

         4.3 Advances may be disbursed by checks, wire transfers or drafts payable to Borrower; or at the option of Lender, to others, either severally or jointly with Borrower, for the credit or benefit of Borrower.

         4.4 Although Lender shall have no obligation to make an Advance unless and until all of the conditions precedent to the Advance have been satisfied, Lender may, at its sole discretion, make Advances prior to that time without waiving or releasing any of the Obligations.

         4.5 Borrower shall be entitled to Advances for Projects other than The Fairways at Palm-Aire prior to satisfaction of paragraph 4.1(iii) for The Fairways; provided, however, that Borrower shall not be entitled to any Advances of the Loan secured by Eligible Instruments from The Fairways until Borrower has provided evidence of environmental conditions satisfactory to Lender including, without limitation, a new Level I environmental assessment of The Fairways, and such other environmental testing and reports Lender deems necessary in response to the above referenced Phase I, and/or as are required to assure Lender of appropriate resolution of all environmental issues raised by the February, 1991 Environmental

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

                  Audit performed by Shevenell, Gallen, & Fell, Inc. (including without limitation, the nine underground storage tanks located on the property, a state testing request for a tank located in an easement area, and a contamination plume from a leaking storage tank located on adjacent property).

         4.6 Borrower shall be entitled to Advances for Projects other than Ocean Palms prior to satisfaction of paragraphs 4.1(b)
                  (v), (vii) and (xi) as such sections relate to Ocean Palms; provided, however, Borrower shall not be entitled to any Advances of the Loan secured by Eligible Instruments from Ocean Palms until Borrower has satisfied the requirements of paragraph 4.1(b) (v), (vii), and (xi), and provided such other information concerning Ocean Palms as required by Lender, including, without limitation, a pro forma title policy and a legal opinion regarding Ocean Palms' consumer documents.

          4.7 Borrower may add as a project a resort in Cocoa Beach, Florida which VB-Cocoa Beach is in the process of acquiring and converting to a time-share resort, which shall be included in the Project at such time as the conditions set forth in paragraphs 4.1(a)(x), 4.1(b)(iii) through (ix) inclusive, (xi) and (xii), 4.1(j) have been satisfied with respect to such resort, and Borrower has restated all applicable representations, warranties and covenants appearing in Article 6 with respect to such resort; such addition to be evidenced by a formal amendment to EXHIBITS E AND F to this Agreement and accompanied by a UCC financing statement, environmental certificate, and such other documents as may be required by Lender.

V. NOTE; MAINTENANCE OF BORROWING BASE; PAYMENTS; SERVICING AND COLLECTION; MINIMUM UTILIZATION

         5.1 The Loan shall be evidenced by the Note and shall be repaid in immediately available funds according to the terms of the Note.

         5.2 Subject to Borrower's rights under paragraph 3.2 to provide replacement Eligible Instruments, if for any reason the aggregate principal amount of the Loan outstanding at any time shall exceed the then Borrowing Base of all Eligible Instruments, Borrower, without notice or demand, will immediately make to Lender a principal payment in an amount equal to such excess plus accrued and unpaid interest on such principal payment.

         5.3      (a)      Borrower will not be entitled to prepay the
                           entire outstanding amount of the Loan until the Opening Prepayment Date. Thereafter, if neither an
                           Event of Default nor an Incipient Default has occurred and is continuing, then Borrower shall have the option to prepay the Loan in full, but not in part, upon 60 days prior written notice and the simultaneous payment of the Prepayment Premium, which is calculated by applying the percentage determined in accordance with the following schedule to the unpaid principal balance of the Loan on the Notice
                           Date:

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

                                   YEARS AFTER OPENING          PERCENTAGE OF
                                     PREPAYMENT DATE             PREPAYMENT

                                      1                             3.0%
                                      2                             2.0%
                                      3                             1.0%
                                      4 - 5                         None

                           Year 1 shall be the period of time commencing on the Opening Prepayment Date and expiring twelve months thereafter. Year 2 begins upon the expiration of Year 1 (i.e. the first anniversary of the Opening Prepayment Date). If (a) there shall occur an Event of Default and (b) such occurrence results in acceleration or prepayment of the Loan, a Prepayment Premium will be required in the amount which shall be determined as of and due on the earlier of the date of acceleration or prepayment.

                  (b) Following the Minimum Utilization Date, Borrower will be entitled to make partial prepayments of the Loan only if (i) neither an Event of Default nor an Incipient Default has occurred and is continuing,
                           (ii) Borrower has given to Lender at least thirty
                           (30) days prior written notice of such partial prepayment, (iii) such partial prepayment is in an amount no less than $3,000,000, and is accompanied by an exit fee equal to 0.75% of the principal amount prepaid, and (iv) after giving effect to such partial prepayment, the outstanding amount of the Loan is not less than $20,000,000.00.

                  (c)      The prohibition on full prepayment, the
                           requirement to pay a Prepayment Premium, and the restrictions on partial prepayment shall not apply to prepayment resulting from the application of payments required from obligors on the Receivables Collateral (unless solicited by Borrower in contravention of its Obligations) or from performance by Borrower of its Obligations under paragraph 3.2 or 5.2 (unless due to a misrepresentation or breach of warranty concerning the Receivables Collateral qualifying as Eligible Instruments).

         5.4      (a)      Lockbox Agent shall collect payments on the
                           Instruments constituting part of the Receivables
                           Collateral and remit collected payments to Lender on the last Business Day of each and every month after the date of first Advance, according to the terms of the Lockbox Agreement. Payments shall not be deemed received by Lender until Lender actually receives such payments from Lockbox Agent. Servicing Agent shall furnish to Lender at Borrower's sole cost and expense, no later than the 10th day of each month commencing with the first full calendar month following the date of this Agreement, a report, substantially in the format of Exhibit R, which: (i) shows as of the end of the prior month with respect to each Instrument which constitutes part of the Receivables
                           Collateral (A) all payments received, allocated between principal, interest, late charges and taxes,
                           (B) the opening and closing balances, (C) present value, (D) average consumer interest rate, and (E) extensions, refinances, prepayments, and other similar adjustments; and (ii) indicates delinquencies of 30, 60 and 90 days and in excess of 90 days. On the basis of such reports, Lender will compute the amount, if any, which was due and payable by Borrower on the last Business Day of the preceding month and will notify Borrower of any amount due. If such reports are not timely received, Lender may estimate the amount which was due and payable. Borrower will pay upon demand the amount determined by Lender to be due and payable. If payment is made on the basis of Lender's estimate and thereafter reports required by this paragraph are received by Lender, the estimated payment amount shall be adjusted by an additional payment or a refund to the correct amount, as the reports may indicate; such additional amount to be paid by Borrower upon demand and such refund to be made by Lender within five (5) Business Days after receipt of written request therefor by Borrower. At the end of each calendar quarter, Borrower will deliver or cause the Servicing Agent to deliver to Lender a current list of the names, addresses and phone numbers of the obligors on each of the Instruments constituting part of the Receivables
                           Collateral. Borrower will also deliver or cause
                           Servicing Agent to deliver to Lender, promptly after receipt of a written request for them, such other reports with respect to Instruments constituting part of the Receivables Collateral as Lender may from time to time require.

                  (b) Lender, subject to any restriction contained in the Lockbox Agreement or the Servicing Agreement, as the case may be, may at any time and from time to time in its discretion substitute or require Borrower to substitute a successor or successors to any Agent acting under the Lockbox Agreement or the Servicing Agreement.

         5.5 Subject to Lender's rights under Article VII, all proceeds from the Receivables Collateral (except payments which are identified by Purchasers as tax and insurance impounds or maintenance and other assessment payments and are required to be so treated by Borrower) and the other security shall be applied as follows: first to any past due accrued and unpaid interest, then to current accrued and unpaid interest, then to late charges, then to reimbursable fees and expenses, and the balance, if any, to outstanding principal and any other Obligations in such order and manner as Lender may determine. Unless and until all the Obligations have been Performed, Borrower shall have no right to any portion of the proceeds of the Receivables Collateral.

         5.6 Whether or not the proceeds from the Receivables Collateral shall be sufficient for that purpose, Borrower will pay when due all payments required to be made pursuant to any of the Documents, Borrower's Obligation to make such payments being absolute and unconditional.

         5.7      Borrower covenants and agrees that it shall obtain
                  Advances of the Loan sufficient to cause the Minimum Utilization Date to occur on or before the date one year after the date of this Agreement.

VI.      BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         6.1      (a)      Borrower is, and will remain at all times,
                           duly organized, validly existing and in good standing under the laws of Florida and in each jurisdiction in which it is selling Time-Share Interests or where the location or nature of its properties or its business makes such qualification necessary. Borrower has full authority to Perform the Obligations and to carry on its business and own its property.

                  (b) Borrower has full power and authority to grant the Security Interest in the Receivables Collateral and to execute and deliver the Documents and-to Perform the Obligations. All action necessary and required by the Articles of Organization and all applicable laws for the obtaining of the Loan and for the execution and delivery of the Documents executed and delivered in connection with the Loan has been duly and effectively taken. The Documents are and shall be legal, valid, binding and enforceable against Borrower; and do not violate the Applicable Usury Law or constitute a default or result in the imposition of a lien under the terms or provisions of any agreement to which Borrower is a party. No consent of any governmental agency or any other person not a party to this Agreement is or will be required as a condition to the execution, delivery or enforceability of the Documents.

         6.2 There is no action, litigation or other proceeding pending or, to Borrower's knowledge, threatened before any arbitration tribunal, court, governmental agency or administrative body involving Borrower, its property or the Project which might materially adversely affect the Performance of the Obligations, the Project, the business or financial condition of Borrower, or the ability of Borrower to Perform the Obligations.

         6.3      (a)      Borrower has sold or has offered for sale
                           Time-Share Interests only in the state in which the Project is located and the state(s) described in
                           Schedule 1 hereof and all sales have been made at the Project. Before it sells or offers for sale
                           Time-Share Interests in jurisdictions other than the state in which the Project is located and the state(s) listed in the preceding sentence, Borrower will promptly notify Lender and provide Lender with evidence that it has complied with all laws of such jurisdiction governing its proposed conduct.

                  (b) Borrower has complied, and will comply, with all laws and regulations of the state in which the Project is located and all other governmental jurisdictions in which the Project is located or in which Time-Share Interests have been sold or offered for sale.

                  (c) The time-share use and occupancy of Units will not violate or constitute a non-conforming use under any private covenant or restriction or any zoning, use or similar law, ordinance or regulation affecting the use or occupancy of the Project.

         6.4      (a)      Each Instrument assigned to Lender pursuant
                           to this Agreement shall be an Eligible Instrument.
                           Borrower has Performed all its obligations to Purchasers, and there are no executory obligations to Purchasers to be Performed by Borrower. Borrower further warrants and guarantees the enforceability of the Receivables Collateral.

                  (b) Without the prior written consent of Lender, Borrower will not cancel or materially modify, or consent to or acquiesce in any material modification to, or solicit the prepayment of, any Instrument which constitutes part of the Receivables Collateral; or waive the timely performance of the obligations of the Purchaser under any such Instrument or its security; or release the security for any such Instrument. Borrower will not pay or advance directly or indirectly for the account of any Purchaser any sum owing by the Purchaser under any Instrument which constitutes part of the Receivables Collateral.

                  (c) Borrower at all times will fulfill and will cause its affiliates, agents and independent contractors at all times to fulfill all obligations to Purchasers.

                  (d) True and complete copies of the Project governing documents, the purchase contract form, the deed form, the Instrument form, the Purchaser Mortgage form, advertising materials and other documents and exhibits thereto which have been and are being used by Borrower in connection with the Project and the sale or offering for sale of Time-Share Interests have been delivered to Lender. Borrower, without the prior written consent of Lender, will not cancel or materially modify any such documents except as required by law. .Borrower will perform all of its obligations under the Project governing documents.

                  (e) Each Purchaser is a member of a Project owners' association or associations having authority to levy annual assessments to cover the costs of maintaining and operating the Project. To Borrower's knowledge, all owners' associations related to the Project are solvent; currently levied assessments are adequate to cover such costs and to establish and maintain a reasonable reserve for capital improvements following the two year reserve waiver period; and there are no events which could give rise to a material increase in such costs. Borrower will use its best efforts to: (i) cause such owner's association to (A) discharge its obligations under the Project governing documents and (B) maintain the reserve described above commencing with the applicable association's third budget year; and (ii) until the Borrower's loss of control of the Project's owners' association, Borrower shall pay all operating and maintenance expenses of the Project incurred in excess of the maintenance fee assessments actually collected from Purchasers other than the Borrower; and (iii) shall timely pay to the proper governmental authority the real property taxes currently due and payable with respect to the unsold time-share intervals, related common elements and common recreational and support property and any additional amounts required under Florida Statutes 718.116.

                  (f) Except as otherwise permitted and disclosed by the Project governing documents, the Project owners' association(s) or the owners of Time-Share Interests in common own(s) (i) all the common areas in the Project and other amenities which have been promised or represented as being available to Purchasers, free and clear of liens and security interests except for the Permitted Encumbrances; and (ii) all access roads and utilities and offsite improvements necessary to the use of the Project have been dedicated to and/or accepted by the responsible governmental authority or utility company. Borrower will maintain or cause to be maintained in good condition and repair all amenities and common areas which have been promised or represented as being available to Purchasers and all roads and off-site improvements which are not the responsibility of the Project owners' association(s) to maintain and repair and have not been dedicated to or accepted by the responsible governmental authority or utility company. Borrower will maintain a reasonable reserve to assure compliance with the terms of the foregoing sentence.

         6.5 Borrower will undertake the diligent and timely collection of amounts delinquent under each Instrument which constitutes part of the Receivables Collateral and will bear the entire expense of such collection. Lender shall have no obligation to undertake any action to collect under any Instrument.

         6.6 Lender may notify Purchasers of the existence of Lender's interest as assignee in the Receivables Collateral and request from Purchasers any information relating to the Receivables Collateral. Borrower will deliver such notice under its letterhead if requested.

         6.7 Borrower, without the prior written consent of Lender, will not: (a) sell, convey, pledge, hypothecate, encumber or otherwise transfer any of the Collateral; (b) permit or suffer to exist any liens, security interests or other encumbrances on any of the Collateral, except for the Permitted Encumbrances and liens and security interests expressly granted to Lender; (c) sell, lease, transfer or dispose of all or substantially all of its assets to another entity; or (d) permit or suffer to exist any transfer of the ownership interests or control of Borrower and, if Borrower is a partnership, any general partner of Borrower.

         6.8 Borrower will maintain and pay the cost of the Insurance Policies and will deliver copies of the Insurance Policies to Lender.

         6.9     (a)       The Documents and all certificates, financial
                           statements and written materials furnished to Lender by or on behalf of Borrower in connection with the Loan do not contain any untrue statement of a material fact or omit to state a fact which materially adversely affects or in the future may materially adversely affect the Collateral or the business or financial condition of Borrower or the Project.

                  (b) Lender's examination, inspection, or receipt of information pertaining to the Collateral or the Project and its proposed operation shall not in any way be deemed to reduce the full scope and protection of the warranties, representations and Obligations contained in this Agreement.

         6.10     (a)      On or before the tenth (l0th) day of each
                           month, Borrower will cause to be furnished to Lender
                           (i) the reports required pursuant to paragraph 5.4(a) and (ii) if requested by Lender, a sales report for the prior month showing the number of sales of Time-Share Interests, their aggregate dollar amount and related down payments.

                  (b) Borrower will furnish or cause to be furnished to Lender within one hundred twenty (120) days after each fiscal year of the subject, a copy of the current audited annual financial statements of each entity comprising Borrower, each Guarantor and, subject to the best efforts of Borrower, the Project owners' association(s); and shall furnish or cause to be furnished to Lender within forty five (45) days after each interim quarterly fiscal period of each entity comprising Borrower a copy of the current financial statements of Borrower for the period commencing with the first day of the fiscal year and concluding with such quarter end.

                           Such financial statements shall contain a balance sheet as of the end of the relevant fiscal period and statements of income and of cash flow for such fiscal period (together, in each case, with the comparable figures for the corresponding period of the previous fiscal year), all in reasonable detail. All financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. All financial statements required pursuant to this paragraph shall be certified by the chief financial officer or general partner, as the case may be, of the subject of such statements. Annual statements of Borrower and corporate Guarantors shall be audited and certified by a recognized firm of certified public accountants reasonably satisfactory to Lender. Together with such financial statements, Borrower will deliver to Lender a certificate signed by the chief financial officer of Borrower stating that there exists no Event of Default or Incipient Default or, if any such Event of Default or Incipient Default exists, specifying the nature and period of its existence and what action Borrower proposes to take with respect to it.

                  (c) Borrower will deliver to Lender from time to time, as available, and promptly upon amendment or effective date, current price lists, sales literature, registrations/consents to sell, final subdivisions public reports/public offering statements/prospectuses, purchase documents, and any other items requested by Lender which relate to the Time-Share Interests.

                  (d) Borrower will at its expense permit Lender and its representatives at all reasonable times to inspect the Project and to inspect, audit and copy Borrower's records; and shall make available such further information as Lender may from time to time reasonably request.

                  (e) Borrower will submit to Lender annually, within ten (10) days after each is available, proposed annual maintenance and operating budgets of the Project owners' association(s), certified to be adequate by the managing agent for such association(s) and a statement of the annual assessment to be levied upon the Purchasers; and will use its best efforts to cause to be made available to Lender for inspection, auditing and copying, upon Lender's request, the books of account, logs and records of the Project owners' association(s).

         6.11 Borrower will cause any and all indebtedness owing by it to its shareholders, directors, officers or partners, as the case may be, Guarantor(s), or the relatives and affiliates of Borrower or the foregoing to be subordinated in all aspects to the Obligations; PROVIDED, -------- however, that if no Event of Default is outstanding, such subordination shall not require deferral of regularly scheduled payments on such indebtedness, or extend to reasonable salaries or to fees at normal and customary rates for services actually rendered.

         6.12 Borrower is not in default of any payment on account of indebtedness for borrowed money or of any repurchase obligations in connection with a receivables purchase financing, or in violation of or in default under any material term in any agreement, order, decree or judgment of any court, arbitration or governmental authority to which it is a party or by which it is bound.

         6.13 Borrower has filed all tax returns and paid all taxes, assessments, levies and penalties, if any, required to be filed by it or paid by it to any governmental or quasi governmental authority or subdivision, including real estate taxes and assessments relating to the Project. Borrower will provide to Lender not more than 30 days after such taxes and assessments become due evidence that all taxes and assessments on the Units and Project common areas and related amenities have been paid in full.

         6.14    (a)       Borrower has paid to Lender (through
                           Lender's application of Borrower's good faith deposit made at the time of its application for the Loan)
                           $10,000 of the Loan Fee. Borrower acknowledges that the Loan Fee has been earned and is nonrefundable.
                           The remaining unpaid balance of the Loan Fee shall be paid in 3 equal installments of $30,000 each, payable on the date of Lender's first 3 Advances of the Loan following the date hereof, provided, however, that if not previously paid, the balance of the Loan Fee shall be due and payable in full on the date falling one-hundred twenty days following the date of this Agreement. Borrower will pay on demand any and all costs and expenses incurred by Lender in connection with the initiation, documentation and closing of the Loan, the making of Advances, the protection of the Collateral or the enforcement of the Obligations against Borrower or Guarantor(s), including, without limitation, all attorneys' and other professionals' fees, consumer credit reports, and revenue, documentary stamp and intangible taxes.

                  (b) In addition to all other fees required to be paid in connection with the Loan, Borrower shall pay to Lender a fee ("Custodial Fee") equal to Ten Dollars ($10) per each Instrument which is delivered to Lender in connection with the Loan and is in the physical custody of Lender. The Custodial Fee for an Instrument shall be paid by Borrower to Lender at the time the Instrument is assigned to Lender. After the Custodial Fee is paid for an Instrument, no fee shall be payable to Lender for any Instrument which is delivered to Lender pursuant to paragraphs 3.2 in replacement of an Instrument for which Borrower has paid a Custodial Fee. Once a Custodial Fee has been paid to Lender, Borrow shall not be entitled to any reimbursement of any portion thereof.

         6.15     Borrower will INDEMNIFY, PROTECT, HOLD HARMLESS, AND
                  DEFEND Lender, its successors, assigns and shareholders (including corporate shareholders), and the directors, officers, employees, agents and servants of the foregoing, for, from and against any and all losses, costs, expenses (including, without limitation, and attorneys' fees), demands, claims, suits, proceedings (whether civil or criminal), orders, judgments, penalties, fines and other sanctions arising from or brought in connection with (a) the Project, the Collateral, Lender's status by virtue of the Assignments, creation of Security Interests, the terms of the Documents or the transactions related thereto, or any act or omission of Borrower or any Agent, or their respective employees, contractors or agents, whether actual or alleged, and (b) any and all brokers' commissions or finders' fees or other costs of similar type by any party in connection with the Loan. On written request by a person or other entity covered by the above agreement of indemnity, Borrower will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding to which such person or entity shall be a party. At Lenders option, Lender may at Borrower's expense prosecute or defend any action involving the priority, validity or enforceability of the Security Interests in the Collateral.

         6.16 Borrower will execute or cause to be executed all documents and do or cause to be done all acts necessary for Lender to perfect and to continue the perfection of the Security Interest of Lender in the Collateral or otherwise to effect the intent and purposes of the Documents.

         6.17 Borrower covenants and agrees that it shall not incur Marketing Expenses (as defined below) during each twelve month period terminating at the end of each fiscal quarter of Borrower in excess of fifty percent (50%) of the net sales of Time-Share Interests during such period. "Marketing Expenses" shall mean the aggregate of all costs and expenses for commissions and sales relating to the sale of Time-Share Interests, including but not limited to all costs and expenses for advertising, mailing, consumer premiums, referral and lead generation.

         6.18 Borrower covenants and agrees that Vacation Break U.S.A., Inc., a Florida corporation, the parent of Sea Gardens and Vacation Break, shall maintain a minimum tangible net worth in an amount not less than $18,000,000, measured quarterly throughout the term of the Loan. As used in this Agreement, the term "tangible net worth" means the worth of tangible assets, such as plant equipment, and current assets (but exclusive of intangibles such as good will) over liabilities, all in accordance with generally accepted accounting principles ("GAAP").

         6.19 Borrower covenants and agrees that it shall not deny any Purchaser access to any recreational amenities located at any Project (including, without limitation, hotel lobby areas) unless (a) such Purchaser has failed to pay assessments required under the Declaration governing the Project and the denial of access is made in accordance with Florida time-share law, (b) Lender consents in writing to such denial of access in Lender's sole and absolute discretion, or (c) such Purchaser is physically endangering other users of the recreational facilities.

         6.20 Borrower represents and warrants that 559.927 Florida Statutes, including without limitation, the 1992 amendments thereto, has not had an adverse impact on the sale of Time-Share Interests.

         6.21 The representations, warranties and covenants contained in this Article VI are in addition to, and not in derogation of, the representations, warranties and covenants contained elsewhere in the Documents and shall be deemed to be made and reaffirmed prior to the making of each Advance.

VII.     DEFAULT

         7.1 The occurrence of any of the following events or conditions shall constitute an Event of Default by Borrower under the Documents:

                  (a) failure of Lender to receive from Borrower within five (5) Business Days of the date when due and payable (i) any amount payable under the Note or (ii) any other payment due under the Documents, except for the Note payment due at the Maturity Date for which no grace period is allowed;

                  (b) any representation or warranty of Borrower contained in the Documents or in any certificate furnished under the Documents proves to be, in any material respect, false or misleading as of the date deemed made;

                  (c) a default in the Performance of the Obligations set forth in paragraph 3.2, 6.7(a), 6.7(c), 6.7(d),
                           6.8 or 6.11;

                  (d) a default in the Performance of the Obligations or a violation of any term, covenant or provision of the Documents (other than a default or violation referred to elsewhere in this paragraph 7.1) which continues unremedied (i) for a period of five (5) Business Days after notice of such default or violation to Borrower in the case of a default under or violation of paragraph 6.7(b) or any other default or violation which can be cured by the payment of money alone or
                           (ii) for a period of twenty (20) Business Days after notice to Borrower in the case of any other default or violation;

                  (e) an "Event of Default", as defined elsewhere in any of the Documents;

                  (f) any default by Borrower under any other agreement evidencing, guaranteeing, or securing borrowed money or a receivables purchase financing involving an obligation in excess of $50,000.00 to make a payment of principal or interest or to repurchase receivables or any other material default permitting the acceleration of the repayment of the borrowed money or the repurchase of receivables, which accelerated repayment or repurchase obligations are in excess of $50,000.00 in the aggregate;

                  (g) any final, non-appealable judgment or decree for money damages or for a fine or penalty against Borrower which is not paid and discharged or stayed within thirty (30) days thereafter and when aggregated with all other judgment(s) or decree(s) that have remained unpaid and undischarged or stayed for such period is in excess of $50,000.00;

                  (h) any party holding a lien or security interest in the Collateral or a lien (other than a lien created by Purchaser solely with respect to its Time-

                           Share Interest) on any part of the Project or its related amenities commences foreclosure or similar sale thereof;

                  (i) Borrower shall (i) generally not be paying its debts as they become due, (ii) file or consent by answer or otherwise to the filing against it of a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of its creditors,
                           (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or any substantial part of its property, (v) be adjudicated insolvent, (vi) dissolve or commence to wind-up its affairs or (vii) take any action for purposes of the foregoing;

                  (j) a material adverse change in the Project or in the business or financial condition of Borrower or in the Collateral, which change is not enumerated in this paragraph 7.1 as the result of which Lender in good faith deems the prospect of Performance of the Obligations impaired or its Collateral imperiled;

                  (k)      any of the events enumerated in paragraph 7.1(b),
                           (f), (g), (i) or (j) occurs with respect to any Guarantor or surety for the Performance of the Obligations;

                  (l)      Any partial prepayment in violation of paragraph
                           5.3(b);

                  (m) the occurrence of a default by Borrower under the Construction Loan Documents or the Presales Loan Documents; or

                  (n) failure of Lender to receive from Borrower, within twenty (20) days of the date Borrower knows or should have known of such change, notice of any material change in any representations or warranties in the Documents or otherwise made in connection with the Loan.

         7.2 At any time after an Event of Default has occurred and while it is continuing, Lender may but without obligation, in addition to the rights and powers granted elsewhere in the Documents and not in limitation thereof, do any one or more of the following:

                  (a)      cease to make further Advances;

                  (b) declare the Note, together with prepayment premiums and all other sums owing by Borrower to Lender in connection with the Documents, immediately due and payable without notice, presentment, demand or protest, which are hereby waived by Borrower;

                 (c) with respect to the Receivables Collateral, (i) institute collection, foreclosure and other enforcement actions against Purchasers and other persons obligated on the Receivables Collateral, (ii) enter into modification agreements and make extension agreements with respect to payments and other performances, (iii) release persons liable for performance, (iv) settle and compromise disputes with respect to payments and performances claimed due, all without notice to Borrower, without being called to account for such actions by Borrower and without relieving Borrower from Performance of the Obligations, and (v) receive, collect, open and read all mail of Borrower for the purpose of obtaining all items pertaining to the Receivables Collateral;

                  (d) proceed to protect and enforce its rights and remedies under the Documents, to foreclose or otherwise realize upon the Collateral and/or to exercise any other rights and remedies available to it at law, in equity or by statute; and

                  (e) impose the Default Rate as defined in and described in, the Note.

         7.3 Notwithstanding anything in the Documents to the contrary, while an Event of Default exists, any cash received and retained by Lender in connection with the Collateral may be applied to payment of the Obligations in the manner provided in paragraph 7.5.

         7.4      (a)      Lender shall have all of the rights and
                           remedies of a secured party under the Uniform
                           Commercial Code of the State of Arizona and all other rights and remedies accorded to a Secured Party at equity or law. Any notice of sale or other disposition of the Collateral given not less than 10
                           Business Days prior to such proposed action in connection with the exercise of Lender's remedies shall constitute reasonable and fair notice of such action. Lender may postpone or adjourn any such sale from time to time by announcement at the time and place of sale stated on the notice of sale or by announcement of any adjourned sale, without being required to give a further notice of sale. Any such sale may be for cash or, unless prohibited by applicable law, upon such credit or installment as Lender may determine. Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Lender in good current funds. Despite the consummation of any such sale, Borrower shall remain liable for any deficiency on the Obligations which remains outstanding following such sale. All net proceeds recovered pursuant to a sale shall be applied in accordance with the provisions of paragraph 7.5.

                  (b) Lender may, in the name of Borrower or in its own name, make and execute all conveyances, assignments and transfers of the Collateral sold in connection with the exercise of Lender's remedies; and Lender is hereby appointed Borrower's attorney-in-fact for this purpose.

                  (c) Upon request of Lender when an Event of Default exists, Borrower shall assemble the Collateral not already in Lender's possession and make it available to Lender at a time and place designated by Lender.

        7.5 The proceeds realized from any sale of all or any part of the Collateral made in connection with the exercise of Lender's remedies shall be applied in the following order of priorities; first, to the payment of all costs and expenses of such sale, including without limitation, reasonable compensation to Lender and its agents, attorneys fees, and all other expenses, liabilities and advances incurred or made by Lender, its agents and attorneys, in connection with such sale, and any other unreimbursed expenses for which Lender may be reimbursed pursuant to the Documents; second, to the payment of the other Obligations, in such order and manner as Lender shall in its discretion determine, with no amounts applied to payment of principal until all interest has been paid; third, to the payment of any and all unsatisfied obligations of Borrower under the Presales Loan Documents; and fourth, to the payment to Borrower, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         7.6 Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all liabilities agreed to be paid or performed in the Documents by Borrower, any Guarantor or any surety for the Performance of the Obligations if the person obligated fails to do so, including, without limitation, the obligation under paragraph 6.8 with respect to maintenance of the Insurance Policies. For such purposes Lender may use the proceeds of the Collateral. All amounts expended by Lender in so doing or in exercising its remedies under the Documents following an Event of Default shall become part of the Obligations, shall be immediately due and payable by Borrower to Lender upon demand, and shall bear interest at the Default Rate from the dates of such expenditures until paid.

         7.7 No remedy in any Document conferred on or reserved to Lender is intended to be exclusive of any other remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under any Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power shall be construed to be a waiver of or acquiescence to any default or a waiver of any right or power; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

         7.8 Borrower, for itself and for all who may claim through or under it, hereby expressly waives and releases all right to have the Collateral or any part thereof, marshalled on any foreclosure sale or other enforcement of Lender's rights and remedies.

         7.9 For the purpose of exercising its rights and remedies under Paragraph 7.2(c) and 7.6, Lender may do so in Borrower's name or its name and is hereby appointed as Borrower's attorney-in-fact to take any and all actions in Borrower's name and/or on Borrower's behalf as Lender may deem necessary or appropriate in its sole and absolute discretion in the accomplishment of such purposes.

VIII.    CONSTRUCTION AND GENERAL TERMS

         8.1 All moneys payable under the Documents shall be paid to Lender at its address set forth on the signature page of this Agreement in lawful monies of the United States of America, unless otherwise designated in the Documents or by Lender by notice.

         8.2 The Documents exclusively and completely state the rights and obligations of Lender and Borrower with respect to the Loan. No modification, variation, termination, discharge, abandonment or waiver of any of the terms or conditions of the Documents shall be valid unless in writing and signed by duly authorized representatives of the party sought to be bound by such action. The Documents supersede any and all prior representations, warranties and/or inducements, written or oral, heretofore made by Lender concerning this transaction, including any commitment for financing.

         8.3 The powers and agency granted to Lender by Borrower in the Documents are coupled with an interest and are irrevocable and are granted as cumulative to Lender's other remedies for collection and enforcement of the Obligations.

         8.4 Any Document may be executed simultaneously in any number of identical copies each of which shall constitute an original for all purposes.

         8.5 All notices required or permitted to be given hereunder shall be in writing, and shall be deemed delivered (a) one (1) Business Day after such are deposited for delivery via Federal Express or other nationally recognized overnight courier service, or (b) three (3) Business Days after such are deposited in the United States mails, certified or registered mail, in either case, with all postage prepaid, and addressed as shown below, or to such other address as either party may, from time to time, designate in writing. Written notice may be given by telecopy to the telecopier number shown below or such other telecopier number as either party may designate, from time to time, in writing, provided that such notice shall not be deemed effective unless it is confirmed within 24 hours by hand delivery, courier delivery or mailing of a copy of such notice in accordance with the requirements set forth above.

                  If to Lender:             FINOVA Capital Corporation
                  (two copies)              Vice President - Resort Finance
                                            7272 East Indian School Road
                                            Suite 410
                                            Scottsdale, Arizona 85251
                                            Telecopy No.: 602-874-6444

                  with a copy to:

                                            Vice President - Group Counsel
                                            7272 East Indian School Road
                                            Suite 410
                                            Scottsdale, Arizona 85251
                                            Telecopy No.: 602-874-6445

                  with a copy to:           DeConcini McDonald Brammer Yetwin
                                              & Lacy, P.C.
                                            2901 North Central Avenue
                                            Suite 1644
                                            Phoenix, Arizona 85012-2736
                                            Attn: Gregory W. Huber, Esq.
                                            Telecopy No.: 602-241-0220

                  If to Borrower:           Sea Gardens Beach and Tennis Resort
                                            Vacation Break Resorts, Inc.
                                            Vacation Break at Cocoa Beach, Inc.
                                            Palm Vacation Group
                                            6400 North Andrews Ave.
                                            Fort Lauderdale, FL 33309
                                            Attn: Henry M. Cairo and
                                            Rochelle Golub, Esq.
                                            Telecopy No. (954) 351-8540

         8.6 All the covenants of Borrower and all the rights and remedies of the Lender contained in the Documents shall bind Borrower, and, subject to the restrictions on merger, consolidation and assignment contained in the Documents, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, whether so expressed or not. Borrower may not assign its rights in the Documents in whole or in part. Except as may be expressly provided in a Document, no person or other entity shall be deemed a third party beneficiary of any provision of the Documents.

         8.7 If any one or more of the provisions contained in any Document shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in the Document shall not in any way be affected or impaired thereby.

         8.8      Time is of the essence in the Performance of the Obligations.

         8.9 All headings are inserted for convenience only and shall not affect any construction or interpretation of the Documents. Unless otherwise indicated, all references in a Document to clauses and other subdivisions refer to the corresponding paragraphs, clauses and other subdivisions of the Document; the words "herein", "hereof", "hereto", hereunder" and words of similar import refer to the Document as a whole and not to any particular paragraph, clause or other subdivision; the use of any gender shall be deemed to include other genders, unless inappropriate; and reference to a numbered or lettered subdivision of an Article, or paragraph shall include relevant matter within the Article or paragraph which is applicable to but not within such numbered or lettered subdivision. All Schedules and Exhibits referred to in this Agreement are incorporated in this Agreement by reference.

         8.10     (a)      CHOICE OF LAW. THE DOCUMENTS AND THE RIGHTS, DUTIES
                           AND OBLIGATIONS OF THE PARTIES THERETO SHALL BE
                           GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
                           INTERNAL LAWS OF THE STATE OF ARIZONA AND TO THE
                           EXTENT THEY PREEMPT THE LAWS OF SUCH STATE, THE LAWS
                           OF THE UNITED STATES.

                  (b) CHOICE OF JURISDICTION AND VENUE. BORROWER: (A) HEREBY IRREVOCABLY SUBMITS ITSELF TO THE PROCESS, JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF ARIZONA, MARICOPA COUNTY, AND TO THE PROCESS, JURISDICTION, AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, FOR THE PURPOSES OF SUIT, ACTION OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THEIR SUBJECT MATTER, OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND THE CHOICE OF SUCH VENUE SHALL IN ALL INSTANCES BE AT LENDER'S ELECTION; AND (B) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT BORROWER IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH

                           SUIT, ACTION OR PROCEEDING IS IMPROPER. BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY JUDGMENT OR ACTION IN ANY OTHER FORUM.

                  (c) WAIVER OF JURY TRIAL. LENDER AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE DOCUMENTS WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED BY A JUDGE SITTING WITHOUT A JURY, AND BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY SUCH PROCEEDING.

                  (d)      INDUCEMENT TO LENDER. ALL OF THE PROVISIONS SET
                           FORTH IN THIS PARAGRAPH ARE A MATERIAL INDUCEMENT FOR LENDER'S MAKING THE LOAN TO BORROWER.

                           [Borrower (initial ____ ______ _______ ______)]

         8.11 It is the intent of the parties hereto to comply with the Applicable Usury Law. Accordingly, notwithstanding any provision to the contrary in the Documents, in no event shall this Agreement or the Documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law.

         8.12 LENDER DOES NOT HEREBY ASSUME AND SHALL HAVE NO RESPONSIBILITY, OBLIGATION OR LIABILITY TO PURCHASERS. LENDER'S ONLY RELATIONSHIP TO PURCHASERS IS THAT OF A CREDITOR WHO HAS TAKEN, AS SECURITY FOR INDEBTEDNESS OWED TO LENDER BY BORROWER, A COLLATERAL ASSIGNMENT FROM BORROWER OF THE INSTRUMENTS. EXCEPT AS REQUIRED BY LAW, BORROWER WILL NOT, AT ANY TIME, USE THE NAME OF OR MAKE REFERENCE TO LENDER WITH RESPECT TO THE TIME-SHARE PROJECT, THE SALE OF TIME-SHARE INTERESTS OR OTHERWISE, WITHOUT THE EXPRESS WRITTEN CONSENT OF LENDER.

IX.      SPECIAL PROVISIONS.

         9.1 The obligations of each entity comprising the Borrower under this Agreement shall be joint and several, primary, direct and immediate. Each such party shall be and remain liable for all Obligations until the Obligations have been fully paid and performed notwithstanding the previous discharge (total or partial) of any other such party. Borrower acknowledges that Advances will be made on Eligible Instruments owned by less than all of the entities comprising Borrower hereunder, and that the Advances may be used by any such entity in connection with a Project in which less than all of the entities identified as Borrower hereunder have an interest. Borrower represents and warrants to Lender that each entity identified as Borrower hereunder will benefit both directly and indirectly from the Loan. Borrower authorizes one or more of the following persons or entities: Sea Gardens, Vacation Break, VB-Cocoa Beach, or Palm Vacation (the "Authorized Advance Signatory(ies)") to execute request for Advances hereunder, and Borrower authorizes Lender to disburse Advances at the direction of any Authorized Advance Signatory. All such requests for Advance executed by any Authorized Advance Signatory shall be binding upon Borrower (and each of them).

         9.2 This Agreement is an amendment and restatement of, and is executed in replacement and substitution for, that certain Loan and Security Agreement dated as of August 16, 1993, as amended by an Amendment No. 1 to Loan and Security Agreement dated December 16, 1993, and an Amendment No. 2 to Loan and Security Agreement dated December 7, 1994, a letter agreement dated November 29, 1994, an Amendment No. 4 to Loan and Security Agreement dated December 7, 1994, and an Amendment No. 5 to Loan and Security Agreement dated March 1, 1996.

         9.3 From the date hereof through the Borrowing Term, Lender shall have an exclusive right to provide time-share receivables financing for fifty percent (50%) of all Eligible Instruments arising from Ocean Palms and Cocoa Beach on the same terms as the Loan.

         9.4 Borrower agrees that if an Event of Default occurs, then Lender has the right, in Lender's sole and absolute discretion, to make an Advance of the Loan for the sole purpose of applying the amount of such Advance to the outstanding obligations under the Presales Loan. Such Advance amount may be up to, but not exceed (i) the unpaid principal balance of all Eligible Instruments held by Lender, minus (ii) the outstanding balance of the Loan prior to such Advance. Lender's right to make such Advance shall not constitute a waiver of any of the requirements for Advances set forth herein.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names, personally or by their duly authorized representatives as of the date above written.

                           "BORROWER"

                           Sea Gardens Beach and Tennis Resort, Inc., a Florida corporation

                           By        /S/ HENRY M. CAIRO
                              --------------------------------------
                           Print Name:   HENRY M. CAIRO
                              --------------------------------------
                           Title:        COO/CFO
                              --------------------------------------

                           Vacation Break Resorts, Inc., a Florida corporation


                           By        /S/ HENRY M. CAIRO
                              --------------------------------------
                           Print Name:   HENRY M. CAIRO
                              --------------------------------------
                           Title:        COO/CFO
                              --------------------------------------

                           Vacation Break at Cocoa Beach, Inc., a Florida corporation

                           By        /S/ HENRY M. CAIRO
                              -------------------------------------
                           Print Name:   HENRY M. CAIRO
                              -------------------------------------
                           Title:        COO/CFO
                              -------------------------------------

                           Palm Vacation Group, a Florida general partnership

                                         By: Vacation Break Resorts at
                                             Palm-Aire, Inc., a Florida
                                             corporation, its general partner


                           By        /S/ HENRY M. CAIRO
                              -------------------------------------
                           Print Name:   HENRY M. CAIRO
                              -------------------------------------
                           Title:        COO/CFO
                              -------------------------------------

                                         By:  Palm Resort Group, Inc., a
                                              Florida corporation, its general
                                              partner

                           By        /S/ MARC J. LANDAU
                              -------------------------------------
                           Print Name:   MARC J. LANDAU
                              -------------------------------------
                           Title:        GROUP VICE PRESIDENT
                              -------------------------------------

                                            "LENDER"

                                            FINOVA Capital Corporation, a
                                            Delaware corporation, formerly known
                                            as Greyhound Financial Corporation,
                                            a Delaware corporation;

                                            By__________________________________
                                            Print Name:_________________________
                                            Title:______________________________


                                LIST OF EXHIBITS
Schedule 1                          Status of Sale of Time-Share Interests

Exhibit A                           Assignment of Mortgages

Exhibit B                           Conditions of Eligible Instrument

Exhibit C                           Environmental Certificate

Exhibit D                           Promissory Note

Exhibit E                           Permitted Encumbrances

Exhibit F                           Description of Time-Share Resort and Time-Share Interest

Exhibit G                           Borrower's Certificate

Exhibit G-1                         Re-Assignment of Mortgages

Exhibit H                           Borrower's Opinion of Counsel

Exhibit I                           Guarantor's Opinion of Counsel

Exhibit J                           Additional Condition to Advances

Exhibit J-1                         Request for advance and Certification

Exhibit K                           Borrower's Monthly Reports (Format)